INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-34263 of U.S. Restaurant Properties, Inc. on Form S-3 of our report dated March 17, 1998 with respect to the combined statement of revenues of Selected Properties Sold to U.S. Restaurant Properties, Inc. (Wendy's Acquisition) for the year ended December 31, 1997 appearing in the Current Report on Form 8-K/A dated March 20, 1998 of U.S. Restaurant Properties, Inc.


DELOITTE & TOUCHE LLP

Dallas, Texas
March 20, 1998